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                                                                   Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 3 to Registration Statement No. 333-71052 of Saxon Capital, Inc. of our report on SCI Services, Inc. dated
March 16, 2001 (October 5, 2001, as to Note 16), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Experts" in such Prospectus.

Deloitte & Touche LLP

Richmond, Virginia

January 8, 2002